Exhibit 10.26

SEPARATION AGREEMENT
AND GENERAL RELEASE

This Separation Agreement and General Release (this “Agreement”), dated as of October 11, 2016, is entered into by and between International Flavors & Fragrances Inc. (the “Company”), and Alison Cornell (“you”).
1.Termination of Employment. This Agreement sets forth the benefits you are eligible to receive under the Company’s Executive Severance Policy (the “ESP”) as a result of your separation from the Company, as well as other benefits being provided to you and obligations you agree to comply with in connection with your separation. You acknowledge and agree that your employment with the Company is hereby terminated, effective as of the close of business on October 11, 2016 (the “Separation Date”). Therefore, as from the Separation Date, you will no longer be employed by the Company or any of its affiliates.
2.Separation Payments and Benefits. In exchange for the releases and covenants contained in this Agreement, and subject to your continuing compliance with all of the covenants and provisions contained herein, the Company agrees to provide you with the following payments and benefits:

(a)
Separation Payment. In accordance with the ESP, the Company will pay you a cash severance amount equal to $1,364,160, less applicable withholdings, which represents 1.5X the sum of your gross annual base salary of $560,000, and a pro-rated target bonus of $349,440 (the “Separation Payment”), payable to you in 18 equal, monthly installment payments in accordance with the Company’s normal payroll practices (the “Severance Pay Period”), beginning the first pay period which is at least five (5) days after the Effective Date (as defined in Section 15(e) below) of this Agreement.

(b)
Annual Incentive Plan Payment. You will be eligible to receive a prorated payment under, and in accordance with, the terms of the Annual Incentive Plan (“AIP”) award agreement for the 2016 fiscal year (the “AIP Agreement”). The amount payable to you, if any, shall be calculated and paid in accordance with the terms of the AIP Agreement based on the achievement of the pre-established performance goals applicable to the 2016 AIP.

(c)
Medical, Dental & Life Insurance Coverage. You will be eligible to participate in continued group medical, dental and life insurance coverage at the active employee rate, during the Severance Pay Period, provided that the Company’s obligation to provide this continued coverage (i) is subject to you continuing to make your portion of the monthly premium payments to the appropriate health care insurer (such amounts shall be withheld from the monthly installments of the Severance Payment); and (ii) shall immediately cease in the event you become eligible for different employer provided coverage, and you must notify the Company within one (1) week of becoming eligible for such different coverage. After the Severance Pay Period ends, you will be entitled to apply for continuation coverage of medical and dental benefits, at no cost to the Company, pursuant to the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) and New York State’s Insurance Law (mini-COBRA), if applicable, if you return an election form that will be provided to you under separate cover at your address on file with the Company. Please note that the Company’s offer to subsidize the COBRA or mini-COBRA premiums otherwise chargeable to you may adversely impact your eligibility to apply for individual insurance pursuant to the Affordable Care Act. You may wish to consult with a tax advisor or financial planner prior to electing COBRA or mini-COBRA continuation coverage or accepting the Company’s offer to subsidize such coverage during the Severance Pay Period.

(d)	Outplacement Services. The Company will provide you with twelve months of outplacement services through Mullin International, 212-768-3900. The contact person is Keith Mullin.

(e)
    Equity Plan Benefits. The terms and conditions relating to the treatment of your Equity Choice Plan (“ECP”) awards, long-term incentive plan (“LTIP”) awards, or other equity awards in respect of the common stock of the Company (collectively, “Awards”), if any, shall be governed by the provisions of the applicable equity award plans and award agreements under the Company’s 2015 Stock Award and Incentive Plan (“SAIP”), as such equity plan, award agreements and SAIP may have been amended from time to time (collectively, “Award Documents”). In accordance with the respective Award Agreements, based on your termination as of the Separation Date:

(i)     Cycle XIV, Cycle XV and Cycle XVI LTIP Awards – You will be eligible to receive a payment under, and in accordance with, the LTIP Award Documents with respect to Cycle XIV, Cycle XV and Cycle XVI, prorated based on the number of days in the respective Performance Segment (as defined in the respective LTIP Award Document) through the Separation Date, relative to the total number of days in such Performance Segment, and will be payable on the normally scheduled payout date for the respective Cycle and based on actual performance of the Company against the pre-set targets for such LTIP Awards.
(ii)    ECP Awards – You will be eligible to receive your ECP Awards for the 2015 and 2016 fiscal years in accordance with the respective ECP Award Documents for such years, prorated based on the number of days in the vesting period through the Separation Date, relative to the total number of days in the vesting period, payable on the respective vesting dates for such Awards.

(f)
    401(k). If you are a participant in the Company’s 401(k) plan, you will receive written correspondence from Vanguard at the beginning of the month following the Separation Date, describing the vested balance in your 401(k) account and disposition options. In the meantime, if you need to contact Vanguard they can be reached at 800-320-6058 or vanguard.com. Your contributions, and the Company’s matching contributions on your behalf, to the 401(k) account will cease as of the Separation Date.

(g)
    Deferred Compensation Plan. If you are a participant in the Company’s Deferred Compensation Plan, you will receive written correspondence from IFF at the beginning of the month following the Separation Date, describing the vested balance in your deferred compensation account and distribution details. In the meantime, if you need to contact Vanguard they can be reached at 800-320-6058 or vanguard.com. Your contributions, and the Company’s matching contributions, if any, will cease as of the Separation Date.

(h)
Termination of All Other Benefits. Except as specifically set out in this Section 2, all other benefits shall cease as of the Separation Date, including Accidental Death and Dismemberment Insurance, Vision Coverage and Short and Long-Term Disability Insurance.

3.Payments and Satisfaction.

(a)
You acknowledge and agree that, other than as specifically set forth in this Agreement, you are not due any compensation or benefits under any benefit plan, program or policy of the Company or its affiliates, including without limitation compensation for unpaid salary, unpaid bonus, commissions, disability benefits, severance, or accrued or unused vacation time or vacation pay; that you have received all leave (paid or unpaid), commissions and notice periods to which you are entitled; you have not worked any uncompensated time (regular or overtime), have no known workplace injuries or occupational diseases, and no other remuneration or benefits are due to you arising from or relating to your employment with the Company or the termination of your employment.

(b)
Payments under this Agreement will be made by the Company using such method of payment as it may determine in its discretion, including without limitation, by direct deposit to your bank account. Unless you advise the Company’s Payroll Department in writing of any changes to your banking information, any payments by direct deposit shall be into such bank account as is currently on file with the Payroll Department.

4.General Release and Waiver of All Claims. In consideration of the agreements set forth herein and other good and valuable consideration, you on your own behalf and on behalf of your successors, heirs, beneficiaries, agents, assigns, and representatives (collectively, the “Releasors”) voluntarily, knowingly, and willingly release, to the fullest extent permitted by law, the Company, and its parents, subsidiaries, predecessors, affiliated entities, successors and assigns, together with each of those entities' respective current and former owners, officers, directors, partners, shareholders, employees, agents, representatives, fiduciaries, insurers and reinsurers, administrators, and employee benefit plans and programs, both individually and in their business capacities (collectively, the "Releasees"), from any and all known and unknown claims, complaints, causes of action, demands or rights of any nature whatsoever which any Releasor now has or in the future may have against any Releasee, of whatever kind or nature arising out of any actions, inactions, conduct, decisions, behavior, or events occurring on or prior to the date you sign this Agreement, whether known or unknown, including without limiting the generality of the foregoing, any and all claims of discrimination, harassment, whistle blowing or retaliation in employment (whether based on federal, state, local or other law, statutory or decisional), including without limitation, all claims under The National Labor Relations Act; Title VII of the Civil Rights Act of 1964; Sections 1981 through 1988 of Title 42 of the United States Code; The Employee Retirement Income Security Act (except for any vested benefits under any tax qualified benefit plan); The Immigration Reform and Control Act; The Americans with Disabilities Act; The Rehabilitation Act; The Age Discrimination in Employment Act (“ADEA”); The Older Workers Benefit Protection Act (“OWBPA”); The Lilly Ledbetter Fair Pay Act; The Occupational Safety and Health Act; The Worker Adjustment and Retraining Notification Act; The Genetic Information and Discrimination Act; The Fair Credit Reporting Act; The Family and Medical Leave Act; The Equal Pay Act; The Uniformed Services Employment and Reemployment Rights Act; The Employee Polygraph Protection Act; The employee (whistleblower) civil protection provisions of the Corporate and Criminal Fraud Accountability Act (Sarbanes-Oxley Act); the Securities and Exchange Act; the Dodd-Frank Act; and any other federal, state, local or other law, rule, regulation, constitution, code, guideline or ordinance; any public policy, contract (oral or written, express or implied), tort, or common law; or any claims for vacation, sick or personal leave pay, short term or long term disability benefits, or payment pursuant to any practice, policy, handbook or manual; or any basis for recovering costs, fees, or other expenses, including but not limited to attorneys' fees and/or costs. Further you agree to waive all applicable State law claims, including but not limited to those set forth in Exhibit A.
5.Exclusions from “Release and Waiver” of Claims.

(a)
You understand and agree that nothing in this Agreement limits your right to bring an action to enforce the terms of this Agreement or to bring a proceeding pursuant to the OWBPA to challenge the validity of the release of claims pursuant to the ADEA consistent with the Equal Employment Opportunity Commission (“EEOC”) Enforcement Guidance On Non-Waivable Employee Rights Under EEOC-Enforced Statutes dated April 11, 1997.

(b)	You understand that the Release and Waiver contained in Section 4 above does not include a waiver of any claims or rights, which cannot be waived by law.

(c)
You warrant that you have not filed any suit, charge, complaint, grievance or proceeding against any Releasee in any court of the United States or any state or local governmental subdivision thereof, or with any administrative agency or arbitration panel, concerning any claim, demand, issue or cause of action covered by this Agreement.

(d)
You understand and agree that nothing in this Agreement, or any prior agreement you may have with any Releasee, does not prohibit or restrict you from lawfully communicating truthful information, or cooperating with, or otherwise assisting in an investigation by any governmental agency or self-regulatory organization regarding a possible violation of any federal law or responding to any inquiry from any such or organization, including an inquiry about the existence of this Agreement or its underlying facts, without first notifying Releasees.

6.No Admission of Wrongdoing. By entering into this Agreement, you agree that the Releasees do not admit, but in fact deny, any wrongdoing or violation of any law. The existence and execution of this Agreement shall not be considered, and shall not be admissible in any proceeding, as an admission by the Releasees of any liability, error, violation or omission. You affirm that all of the Company decisions regarding your pay and benefits through the date you sign this Agreement were not discriminatory based on age, disability, race, color, sex, religion, national origin or any other classification protected by law.
7.No Other Proceedings or Claims. Subject to your rights contained in Section 5(d), you affirm that you are not a party to, and have not filed, any claim, complaint, or action against any Releasee in any forum. You affirm that you are not aware of any fraudulent activity or any acts which would form the basis of a claim of fraudulent or illegal activity by the Company or any of its officers, and that you have disclosed to the Company any information you have concerning any conduct involving the Company, any of its affiliates or any of their respective employees that you have any reason to believe may be unlawful. You further acknowledge and agree that as of the date you sign this Agreement: (i) you have advised the Company of all facts of which you are aware that you believe may constitute a violation of the Company’s Code of Business Conduct and Ethics (the “Code”), compliance policies, and/or legal obligations; (ii) the Company has resolved those issues to your satisfaction; (iii) you are not aware of any current violations of the Code, compliance policies, or legal obligations; and (iv) you have not suffered any adverse action as a result of your conduct in this regard.
8.Restrictive Covenants.

(a)
Security Agreement. You acknowledge that, at the time you became employed or during the course of your employment with the Company, you signed a Security Agreement, which is attached hereto as Exhibit B. You represent that you have fully abided by by the terms and conditions of the Security Agreement during the course of your employment.

(b)
Non-Disparagement; Public Statements. Subject to your rights contained in Section 5(d), you agree not to directly or indirectly take any actions or make any statements that criticize, ridicule, disparage or are otherwise derogatory to the Company or any of the Releasees (as defined in Section 4) or any of their respective products or services, financial status or businesses, or that damage or is intended to damage the Company or any of the Releasees in any of their respective business relationships, or encourage the making of such statements or the taking of such actions by someone else. In addition, subject to your rights contained in Section 5(d), you agree not discuss, provide interviews or otherwise publicly make any statements about the Company or your experiences at the Company without the prior written consent of the Company.

(c)	Confidential and Proprietary Information.
(i)    You represent that you have not disclosed, and subject to your rights contained in Section 5(d), agree not to disclose, directly or indirectly any Confidential Information to any person or to use, sell or otherwise transfer any Confidential Information for your own benefit or the benefit of any third party. “Confidential Information” refers to confidential, proprietary or commercially sensitive information relating to the Company or its affiliates or their employees, board members, customers, vendors, or other business partners and their businesses, operations, or affairs, including, without limitation, information relating to products, formulations, protocols, processes, designs, formulae, ideas, know-how, test methods, evaluation techniques, patents, trade secrets, scientific data, pricing, raw materials, budgets, financial information, personnel information, client data, corporate and financial policies and procedures, financial projections, technical data and data systems, business practices, pricing strategies, strategic plans, assessments of the global competitive landscape of the industries in which the Company competes, plans for acquisition or disposition of products or companies or business units, expansion plans, acquisition prospects or internal guidelines and processes regarding acquisitions, regardless of the form in which it is maintained or provided, orally or in writing, whether prepared by the Company, a third party or you, together with all analyses, compilations, notes and other documents.
(ii)    Subject to your rights contained in Section 5(d), you further agree that the terms of this Agreement shall be considered Confidential Information and that you shall not disclose any information contained in this Agreement to any person, other than, (A) your immediate family members, (B) as required by law, (C) with the express written authority of the Company, (D) for the purposes of obtaining confidential accounting, financial or legal advice, (E) for the purposes of enforcing this Agreement, or (F) for the purpose of exercising your rights under Section 5(d). If you do tell your lawyer, financial advisor, immediate family members, or any government agency about this Agreement or its contents, you must immediately tell each such individual that he or she must keep such information confidential as well. Notwithstanding the foregoing, you shall be permitted to disclose the covenants contained in this Section 8 to any prospective employers. Except as provided in the preceding sentence, upon inquiry regarding the subject matter contained in this Agreement or regarding the Agreement, you shall either not respond or state only that the matter has been resolved.

(e)
Non-Solicitation. You agree that for a period of twenty-four (24) months following the Separation Date, you shall not, directly or indirectly, (i) solicit, induce, divert, employ or retain, or interfere with or attempt to influence the relationship of the Company or any of its affiliates, with any person or entity that is or was, during the last twelve (12) months of your employment with the Company, (A) an employee of the Company or any of its affiliates or (B) a person engaged to provide services to the Company or any of its affiliates, or (ii) interfere with or attempt to influence the relationship the Company or any of its affiliates has with any customer, supplier or other person with whom the Company or any of its affiliates does business.

(f)
Non-Compete. You agree that for a period of twelve (12) months following the Separation Date, without the prior written consent of the Executive Vice President of Human Resources, you shall not, directly or indirectly, become employed by, render services for, serve as an agent or consultant to, or become a partner, member, principal, stockholder or other owner of, any of the following entities: Firmenich, S.A., Givaudan, S.A., V. Mane Fils, S.A., Robertet, S.A., Sensient Technologies Corporation, Symrise A.G., Takasago International Corporation, Wild Flavors GmbH, Kerry, or any of their respective affiliates.

(g)	Return of Company Property.
(i)    As of the Separation Date, and before the Company is obligated to make any payments to you or provide you with any benefit pursuant to this Agreement, you shall return to the Company all property of the Company and its affiliates, customers and vendors in your possession or control, including without limitation, all materials, work product, electronically stored information or documents containing or pertaining to Confidential Information, and including without limitation, any Company car, all computers (including laptops), cell phones, keys, PDAs, Blackberries, iPhones, Androids, iPads, credit cards, printers, facsimile machines, televisions, card access to any Company building, customer lists, reports, files, e-mails, work papers, memoranda, notes, formulae, tapes, programs, records and software, computer access codes or disks, instructional manuals, and other similar materials or documents which you used, received or prepared, helped prepare or supervised the preparation of in connection with your employment with the Company (collectively, “Company Property”).
(ii)    You represent that you have not, nor will you at any time, (A) retain any copies, duplicates, reproductions or excerpts of or use, recreate or reproduce any Company Property, (B) transmit or store any Company Property to or on any personal electronic messaging systems or devices, or (C) transmit any Company Property to any unauthorized person or store the same on any unauthorized person’s electronic messaging system or device. Personal electronic messaging systems and devices include, but are not limited to, personal computers, laptops, e-mail accounts, cell phones, smartphones or other wireless devices, iPads, iPhones, Blackberrys, facsimile machines, instant messaging systems, and copy machines.

(h)	Intellectual Property / Work Product.
(i) For the purposes of this clause, “Intellectual Property” includes all Confidential Information, inventions whether patentable or not, patents, trademarks, formulae, service marks, designs, design rights, copyrights, utility models, applications for registration of any of the foregoing and the rights to apply for them in any part of the work, drawings, computer programs, trade secrets, processes, ideas, know-how and rights of a like nature arising or subsisting in the work, whether registered or unregistered.
(ii) You agree that all of your work product, including all Intellectual Property, whether created solely or jointly with others, and including any moral rights therein, given, disclosed, created, developed or prepared in connection with your employment with the Company, shall be the sole and exclusive property of the Company. In the event that any such Intellectual Property or other work product does not vest by operation of law as the sole and exclusive property of the Company, you hereby irrevocably assign, transfer and convey to the Company, exclusively and perpetually, all right, title and interest which you may have or acquire in and to such Intellectual Property or other work product throughout the world. The Company and its affiliates or their designees shall have the exclusive right to make full and complete use of, and make changes to, all Intellectual Property or other work product without restrictions or liabilities of any kind, and you shall not have the right to use any such materials, other than within the legitimate scope and purpose of your employment with the Company. You affirm that you have disclosed to the Company the creation or existence of any Intellectual Property or other work product and agree to take whatever additional lawful action may be necessary, and to sign whatever documents the Company may require, in order to secure and vest in the Company or its designee all right, title and interest in and to any Intellectual Property or other work product and any industrial or Intellectual Property rights therein (including full cooperation in support of any Company applications for patents and copyright or trademark registrations). To the extent additional nominal consideration is required pursuant to applicable law, you agree that such nominal consideration shall be sufficient for the assignments described above.

(i)
Cooperation. You agree to make yourself available to testify on behalf of the Company in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, and to provide necessary information and meet and consult with members of management or other representatives of, or counsel to, the Company as reasonably requested. The Company's request for reasonable cooperation shall take into consideration your personal and business commitments and the amount of notice provided to you The Company will fully reimburse you for reasonable out-of-pocket expenses incurred in connection with such cooperation provided they are properly documented.

(j)
Compliance with Company Policy. You represent that, during your employment with the Company, you have not engaged in willful misconduct or violation of a Company policy that is materially detrimental to the Company or in any action or inaction that would constitute grounds for being terminated for Cause, as such term is defined in the ESP.

(k)
Resignation upon Termination. This Agreement represents your resignation from all board and board committee memberships, and all other offices and positions that you hold with or on behalf of the Company and all of its subsidiaries, affiliates, partnerships and joint ventures, effective as of the Separation Date. You agree to execute and return to the Company, simultaneously with the execution of this Agreement a letter in the form attached as Exhibit C, which separately confirms your resignation from such positions.

(l)
Execution of Documentation. You agree to execute any other documentation reasonably requested by the Company from time to time, and to deliver the same to the Company within such time as may be reasonably specified by the Company.

9.    Breach, Equitable Relief and Forfeiture.

(a)
You and the Company hereby agree that the period and geographical areas of restriction imposed upon you by the provisions of Section 8 of this Agreement are fair and reasonable and are reasonably required for the protection of the Company. You acknowledge and agree that a breach by you of Section 8 of this Agreement, shall be deemed a material breach of this Agreement and that remedies at law will be inadequate to protect the Company and its affiliates in the event of such breach, and, without prejudice to any other rights and remedies otherwise available to the Company, you agree to the granting of injunctive relief in the Company’s favor in connection with any such breach or violation without proof of irreparable harm plus, if the Company prevails, its legal fees and costs to enforce these provisions. You expressly waive any security or bond that might otherwise be required in connection with such relief.

(b)
You further acknowledge and agree that the Company’s obligation to make any payments to you or provide you with any benefit or right pursuant to this Agreement is subject to your compliance with your obligations under Section 8, and that in the event of a breach by you of any provision of Section 8, (i) you shall be obligated to immediately repay to the Company all amounts and benefits theretofore paid to or received by you pursuant to this Agreement; and/or (ii) you shall forfeit any further payments or benefits under this Agreement.

(c)
You further acknowledge that under the terms of the SAIP and your other Award Documents, if you fail to comply with your obligations under Section 32(b) of the SAIP, including the non-competition, non-solicitation, confidentiality and cooperation obligations thereunder, or if a restatement or misstatement of the Company’s financial statements is required, some or all of your AIP, LTIP awards, ECP awards and other stock-based or cash awards may be subject to forfeiture or repayment in accordance with the terms of the respective Award Documents. However, nothing in the SAIP shall be deemed or construed to conflict with your rights under Section 5(d) of this Agreement.

10.    Taxes. You agree that you are responsible for all applicable taxes and contributions relating to the payments and benefits under this Agreement and that all payments and benefits under this Agreement shall be subject to applicable taxation deductions and withholdings. You understand and agree that the Company is providing you with no representations regarding tax obligations or consequences that may arise from this Agreement.
11.    Assignment; Severability.

(a)	You expressly agree that this Agreement shall be assignable by the Company to a successor to any of the businesses of the Company and you hereby expressly consent to such assignment.

(b)
In the event that any one or more of the provisions of this Agreement shall be or become invalid, illegal or unenforceable in any respect, including the restrictions in Section 8 but excluding the general release language, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby. If the general release language is found to be illegal or unenforceable, you agree to execute a binding replacement release. In the event that one or more terms or provisions of this Agreement are deemed invalid or unenforceable by the laws of New York or any other state or jurisdiction in which it is to be enforced, by reason of being vague or unreasonable as to duration or geographic scope of activities restricted, or for any other reason, the provision in question shall be immediately amended or reformed to the extent necessary to make it valid and enforceable by the court of such jurisdiction charged with interpreting and/or enforcing such provision. You agree and acknowledge that the provision in question, as so amended or reformed, shall be valid and enforceable as though the invalid or unenforceable portion had never been included herein.

12.    Entire Agreement and Waiver. Effective as of the Separation Date, this Agreement (including all attachments and schedules hereto and all documents incorporated by reference herein) constitutes the entire agreement between you and the Company with respect to the termination of your employment, and supersedes all other correspondence, offers, proposals, promises, agreements or arrangements relating to the subject matter contained herein. The failure of any party to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provisions, nor in any way affect the validity of this Agreement or any provision hereof or the right of either of the parties to thereafter enforce each and every provision of this Agreement. You acknowledge that you have not relied on any representation, promises, or agreements of any kind made in connection with the decision to sign this Agreement, except for those set forth in this Agreement, including the Exhibit(s) that are incorporated herein in their entirety.

13.    No Modification. This Agreement may not be changed unless the changes are in writing and signed by you and an authorized representative of the Company.

14.    Governing Law. The terms of this Agreement shall for all purposes be enforced, governed by, and construed in accordance with the laws of the State of New York without regard to its choice of law rules.

15.    Acknowledgments. By signing this Agreement, you acknowledge that:

(a)	You have carefully read and understand this Agreement;

(b)
The Company has advised you in writing to consult with an attorney of your choosing before signing this Agreement and you have, in fact, retained and been represented by legal counsel of your own choosing in connection with, and before signing, this Agreement, and that the time afforded to you to consider the terms of this Agreement has provided you with a full and fair opportunity to thoroughly discuss all aspects of your rights and this Agreement with your attorney;

(c)
You acknowledge that you have had a reasonable period of twenty-one calendar days (the “Review Period”) to review and consider this Agreement before signing it. You understand that you may use as much of the Review Period as you wish before signing this Agreement. If you sign this Agreement prior to the expiration of the Review Period, you are acknowledging that you have voluntarily and knowingly waived the remainder of the Review Period with respect to such claims, and that the decision to accept a shortened period of time was not induced by the Company or any Released Party;

(d)
You understand the consequences of entering into this Agreement, including with respect to the restraints in Section 8 and the release and waiver in Section 4, that this Agreement is LEGALLY BINDING and by signing it you give up certain rights;

(e)
You understand that, following your execution of the Agreement, you will have a period of seven (7) calendar days to revoke this Agreement by delivering written notification addressed to the Company’s Executive Vice President, Chief Human Resources Officer, 521 West 57th Street, New York, NY 10019-2960, no later than the close of business on the seventh (7th) calendar day after you sign it (except that if the seventh (7th) calendar day after you sign the Agreement falls on a Saturday, Sunday or holiday observed by the Company, you shall have until the conclusion of the immediately next business day) (the “Revocation Period”). For purposes of this Agreement, the “Effective Date” as used herein shall mean the first (1st) calendar day after the Revocation Period expires without you revoking the Agreement.

(f)
As set forth in Section 4 herein, you KNOWINGLY AND VOLUNTARILY RELEASE the Releasees from any and all claims you may have, known or unknown, as of the date you sign this Agreement, in exchange for the benefits you have obtained in the Agreement, and that these benefits are in addition to any benefit you would have otherwise received if you did not sign this Agreement;

(g)
If you refuse to sign this Agreement within the Review Period or revoke this Agreement during the Revocation Period, this Agreement will not be effective and enforceable and you will not receive any of the payments or benefits set forth in Section 2, other than those you have a right to receive by law, if any; and

(h)	You have voluntarily chosen to enter into this Agreement and have not been forced or pressured in any way to sign it by any person or party.
16.    Counterparts. This Agreement may be executed in counterparts (including by facsimile, PDF, or email), each of which shall be deemed an original and all of which together shall constitute one and the same instrument. You or the Company may execute this Agreement by executing any counterpart.
IN WITNESS WHEREOF, you and the Company hereto knowingly and voluntarily executed this Agreement as of the date first written above.

Alison Cornell	International Flavors & Fragrances Inc.

/s/ Alison A. Cornell     By: /s/ Angelica Cantlon
Date: October 17, 2016 Name: Angelica Cantlon
Title: EVP, CHRO
    Date: 10/17/2016

Exhibit A

The following State laws, regulations, common laws and other theories of recovery, as amended, are hereby incorporated by reference and made part of this Agreement, particularly at Section 4. General Release of Claims:

The New York State Human Rights Law;
The New York Executive Law;
The New York Labor Law;
The New York Civil Rights Law;
The New York Equal Pay Law;
The New York Whistleblower Law;
The New York Wage-Hour and Wage Payment Laws and Regulations;
The New York Minimum Wage Law;
The Retaliation/Discrimination provisions of the New York Workers’ Compensation Law and the New York State Disabilities Benefits Law;
The New York State Worker Adjustment and Retraining Notification Act;
The New York City Human Rights Law;
The New York City Administrative Code and Charter
The New Jersey Law Against Discrimination;
The New Jersey Civil Rights Act;
The New Jersey Family Leave Act;
The New Jersey State Wage and Hour Law;
The Millville Dallas Airmotive Plant Job Loss Notification Act;
The New Jersey Conscientious Employee Protection Act;
The New Jersey Equal Pay Law;
The New Jersey Occupational Safety and Health Law;
The New Jersey Smokers’ Rights Law;
The New Jersey Genetic Privacy Act;
The New Jersey Fair Credit Reporting Act;
The New Jersey Statutory Provision Regarding Retaliation/Discrimination for Filing A Workers' Compensation Claim;
The New Jersey Public Employees' Occupational Safety and Health Act;
New Jersey laws regarding Political Activities of Employees, Lie Detector Tests, Jury Duty, Employment Protection, and Discrimination

EXHIBIT B

Signed Security Agreement

EXHIBIT C

Form of Resignation Letter

Date:
Board of Directors of
International Flavors & Fragrances Inc.
521 W 57th Street
New York, NY 10019

Ladies and Gentlemen:
This is to advise you that, effective immediately, I hereby resign from each of the positions (whether as an officer, director or board committee member) that I hold with International Flavors & Fragrances Inc. and any and all of its subsidiaries, affiliates, partnerships and joint ventures (collectively, “IFF”) and from each of the positions I hold as representative of IFF in any industry associations, lobbying groups or other organizations and bodies.

Sincerely yours,

[Insert Employee Name]